Exhibit 99.1

News Release	Corporate Communications 938 University Park Boulevard, Suite 200 Clearfield, UT 84015	Phone: 801-779-4600

For Immediate Release

Media Contact:	Investor Contact:

Amanda Covington	Michael Pici
Phone: 801-779-4625	Phone: 801-779-4614
E-mail: media.relations@vistaoutdoor.com	E-mail: investor.relations@vistaoutdoor.com

Vista Outdoor Announces FY16 Second Quarter Operating Results

Vista Outdoor Reports Both Sequential and Year-Over-Year Organic Growth

Vista Outdoor Reaffirms FY16 Financial Guidance

Clearfield, Utah, November 12, 2015 — Vista Outdoor Inc. (NYSE: VSTO) today reported operating results for the second quarter of its Fiscal Year 2016 (FY16), which ended on October 4, 2015.

"Vista Outdoor delivered both sequential and year-over-year organic sales growth," said Vista Outdoor Chairman and Chief Executive Officer Mark DeYoung. "The company recorded strong results in the quarter. As expected, we are starting to see stabilization in the shooting sports market as evidenced by another quarter of sequential growth in our Shooting Sports segment. In the Outdoor Products segment, I am pleased to report the integration of our two recent acquisitions, Jimmy Styks and CamelBak, is going well and the brands are performing in line with our expectations. Vista Outdoor's product development pipeline is robust, and we plan to launch several new and exciting products during the early 2016 show season."

For the second quarter ended October 4, 2015:

•
Sales were $551 million, up 5 percent from the prior-year quarter, and up 2 percent on an organic sequential basis. The year-over-year increase primarily reflects $24 million of sales from the Jimmy Styks and CamelBak acquisitions.

•	Gross profit was $149 million, up 16 percent from the prior-year quarter. The increase includes $9 million of gross profit from the recent acquisitions as well as increased organic gross profit.

•
Operating expenses were $88 million, compared to $69 million in the prior-year quarter. The increase reflects additional expenses as a result of acquisitions, standalone company costs, stock-based compensation, and additional investments in R&D, selling and marketing.

•	Fully diluted earnings per share (EPS) was $0.52, compared to $0.53 in the prior-year quarter. Adjusted EPS was $0.63, compared to $0.60 in the prior-year quarter.

•	Year-to-date free cash flow was $5 million, compared to a use of $36 million in the prior-year period.

•	The company repurchased approximately 690,000 shares in the quarter for $31 million. Since October 4, 2015, Vista Outdoor repurchased approximately 538,000 additional shares for $23.5 million.

"During the quarter, our sales increased due to the recent acquisitions and balanced performance in our organic businesses," said Vista Outdoor Chief Financial Officer Stephen Nolan. "We achieved increased firearms sales and experienced some market stabilization in the rest of the Shooting Sports segment. Our Outdoor Products segment had strength in optics, golf and shooting accessories, partially offset by challenges in tactical products and archery/hunting accessories, along with foreign currency pressures. Vista Outdoor reaffirms FY16 financial guidance and continues to expect low, single-digit organic growth for the year."

Reaffirmed Outlook for Fiscal Year 2016

Vista Outdoor reaffirms FY16 financial guidance:

•	Sales in a range of $2.17 billion to $2.24 billion;

•	Adjusted EPS in a range of $2.05 to $2.30;

•	Capital expenditures of approximately $45 million;

•	Free cash flow in a range of $150 million to $180 million; and

•	Tax rate of approximately 38 percent.

Please see the tables below for a reconciliation of non-GAAP adjusted EPS, operating profit and free cash flow to the comparable GAAP measures.

Earnings Conference Call Webcast Information

Vista Outdoor will hold an investor conference call to discuss its second quarter fiscal year 2016 financial results on November 12, 2015, at 9 a.m. Eastern Standard Time. The conference call will be accessible through live webcast. Interested investors and other individuals can access the webcast and view and/or download the earnings press release, including a reconciliation of non-GAAP financial measures, and the related earnings release presentation slides, which will also include detailed segment information, via Vista Outdoor’s website (www.vistaoutdoor.com). Choose “Investors” then “Events and Presentations.” For those who cannot participate in the live webcast, a telephone recording of the conference call will be available for one month after the call. The telephone number for the recorded call is 719-457-0820, and the confirmation code is 1202473.

Reconciliation of Non-GAAP Financial Measures

Operating Profit and Earnings Per Share

The adjusted operating profit (adjusted EBIT), and adjusted earnings per share (adjusted EPS) presented above are non-GAAP financial measures that Vista Outdoor defines as operating profit (EBIT) and EPS excluding, where applicable, the impact of costs incurred in the period for current and possible transactions, facility rationalization costs and acquisition inventory step-up. Vista Outdoor management is presenting these measures so a reader may compare EBIT and EPS excluding these items, as the measures provide investors with an important perspective on the operating results of the company. Vista Outdoor management uses these measurements internally to assess business performance, and Vista Outdoor’s definition may differ from those used by other companies.

October 4, 2015:

	Operating Profit	Net Income	EPS
As reported	$60,743	$32,675	$0.52
Transaction costs	6,735	5,216	0.08
Facility rationalization	2,185	1,355	0.02
Inventory step-up	538	334	0.01
As adjusted	$70,201	$39,580	$0.63

September 28, 2014:

	Operating Profit	Net Income	EPS
As reported	$59,367	$33,754	$0.53
Transaction costs	7,011	4,312	0.07
As adjusted	$66,378	$38,066	$0.60

*NOTE: Adjustments to "as reported" results are items that are excluded to arrive at the “as adjusted” results for the quarters October 4, 2015 and September 28, 2014.

During the quarter ended October 4, 2015, Vista Outdoor incurred transaction costs associated with the completed transactions for CamelBak and Jimmy Styks as well as other possible transactions including advisory, legal and accounting service fees, a portion of which were non-deductible for tax purposes.

During the quarter ended October 4, 2015, Vista Outdoor incurred certain facility rationalization costs associated with the closure of the Meridian, Idaho facility.

For the quarter ended October 4, 2015, as a result of the acquisitions of CamelBak and Jimmy Styks, Vista Outdoor recorded a step-up in the inventory balances, which is the purchase accounting fair value adjustment. The inventory step-up will be expensed to the income statement over the first inventory cycle.

For the quarter ended September 28, 2014, a portion of the transaction costs incurred by Orbital ATK in conjunction with the spin-off and merger were allocated to Vista Outdoor and have been included in the "as reported" results. The total amount allocated was $7 million in the quarter.

Free Cash Flow

Free cash flow is defined as cash provided by (used for) operating activities less capital expenditures, allocated interest expense, and excluding transaction costs paid to date, net of tax. Vista Outdoor management believes free cash flow provides investors with an important perspective on the cash available for debt repayment, share repurchases and acquisitions after making the capital investments required to support ongoing business operations. Vista Outdoor management uses free cash flow internally to assess both business performance and overall liquidity.

	Six months ended October 4, 2015	Six months ended September 28, 2014	Projected year ending March 31, 2016
Cash provided by (used for) operating activities	$17,495	$(36,638)	$195,000–$225,000
Capital expenditures	(17,216)	(20,353)	~(45,000)
Allocated interest expense	—	16,910	—
Transaction costs paid to date, net of tax	4,413	4,505	—
Free cash flow	$4,692	$(35,576)	$150,000–$180,000

Adjusted Earnings Per Share - Guidance Reconciliation Table

The projected adjusted earnings per share (EPS) excluding transaction costs incurred to date associated with current and possible transactions is a non-GAAP financial measure that Vista Outdoor defines as EPS excluding the impact of this item. Vista Outdoor management is presenting this measures so a reader may compare EPS excluding this item as this measure provides investors with an important perspective on the operating results of the company. Vista Outdoor management uses this measurement internally to assess business performance, and Vista Outdoor’s definition may differ from those used by other companies.

Current FY16 Full-Year EPS Guidance

	Low	High
EPS guidance including transaction costs incurred to date	$1.97	$2.22
Transaction costs incurred to date	0.08	0.08
Adjusted EPS guidance	$2.05	$2.30

Vista Outdoor is a leading global designer, manufacturer and marketer of consumer products in the growing outdoor sports and recreation markets. The company operates in two segments, Shooting Sports and Outdoor Products, and has well-recognized brands that provide consumers with a range of performance-driven, high-quality and innovative products in the ammunition, firearms and outdoor accessories categories. Vista Outdoor products are sold at leading retailers and distributors across North America and worldwide. Vista Outdoor is headquartered in Utah and has manufacturing operations and facilities in 10 U.S. States, Canada, Mexico and Puerto Rico along with international sales and sourcing operations in Asia, Australia, Canada, Europe and New Zealand.

Forward-Looking Statements

Certain statements in this press release and other oral and written statements made by Vista Outdoor from time to time are forward-looking statements, including those that discuss, among other things: Vista Outdoor’s plans, objectives, expectations, intentions, strategies, goals, outlook or other non-historical matters; projections with respect to future revenues, income, earnings per share or other financial measures for Vista Outdoor; and the assumptions that underlie these matters. The words ‘believe’, ‘expect’, ‘anticipate’, ‘intend’, ‘aim’, ‘should’ and similar expressions are intended to identify such forward-looking statements.  To the extent that any such information is forward-looking, it is intended to fit within the safe harbor for forward-looking information provided by the Private Securities Litigation Reform Act of 1995. Numerous risks, uncertainties and other factors could cause Vista Outdoor’s actual results to differ materially from expectations described in such forward-looking statements, including the following: Vista Outdoor’s ability to realize anticipated benefits and cost savings from acquisitions; Vista Outdoor’s ability to retain and hire key personnel and maintain relationships with customers, suppliers and other business partners of acquired businesses; costs or difficulties related to the integration of acquired businesses; general economic and business conditions in the U.S. and Vista Outdoor’s other markets, including conditions affecting employment levels, consumer confidence and spending; Vista Outdoor’s ability to operate successfully as a standalone business; Vista Outdoor’s ability to retain and hire key personnel and maintain and grow its relationships with customers, suppliers and other business partners, including Vista Outdoor’s ability to obtain acceptable third party licenses; Vista Outdoor’s ability to adapt its products to changes in technology, the marketplace and customer preferences; Vista Outdoor’s ability to maintain and enhance brand recognition and reputation; reductions or unexpected changes in demand for ammunition, firearms or accessories or other outdoor sports and recreation products; risks associated with Vista Outdoor’s sales to significant retail customers, including unexpected cancellations, delays and other changes to purchase orders; supplier capacity constraints, production disruptions or quality or price issues affecting Vista Outdoor’s operating costs; seasonality and weather conditions in Vista Outdoor’s markets; Vista Outdoor’s competitive environment; risks associated with compliance and diversification into international and commercial markets; the supply, availability and costs of raw materials and components; changes in commodity, energy and production costs; changes in laws, rules and regulations relating to Vista Outdoor’s business, such as federal and state firearms and ammunition regulations; Vista Outdoor’s ability to execute its long-term growth strategy; Vista Outdoor’s ability to take advantage of growth opportunities in international and commercial markets; changes in interest rates or credit availability; foreign currency exchange rates and fluctuations in those rates; the outcome of contingencies, including with respect to litigation and other proceedings relating to intellectual property, product liability, warranty liability, personal injury and environmental remediation; risks associated with cybersecurity and other industrial and physical security threats;  risks associated with pension asset returns and assumptions regarding future returns, discount rates and service costs; capital market volatility and the availability of financing; changes to accounting standards or policies; and changes in tax rules or pronouncements. Vista Outdoor undertakes no obligation to update any forward-looking statements. For further information on factors that could impact Vista Outdoor, and statements contained herein, please refer to Vista Outdoor’s filings with the Securities and Exchange Commission, including the company’s annual report on Form 10-K.

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VISTA OUTDOOR INC.
CONDENSED CONSOLIDATED AND COMBINED STATEMENT OF INCOME
(preliminary and unaudited)

	Quarter ended		Six months ended
(Amounts in thousands except per share data)	October 4, 2015	September 28, 2014	October 4, 2015	September 28, 2014
Sales, net	$551,377	$525,149	$1,065,874	$1,091,144
Cost of sales	402,353	396,554	777,558	819,098
Gross profit	149,024	128,595	288,316	272,046
Operating expenses:
Research and development	2,815	1,074	5,170	4,725
Selling, general, and administrative	85,466	68,154	163,420	133,294
Income before interest and income taxes	60,743	59,367	119,726	134,027
Interest expense	(6,563)	(7,883)	(9,132)	(16,924)
Income before income taxes	54,180	51,484	110,594	117,103
Income tax provision	21,505	17,730	44,029	42,313
Net income	$32,675	$33,754	$66,565	$74,790
Earnings per common share:
Basic	$0.52	$0.53	$1.06	$1.17
Diluted	$0.52	$0.53	$1.05	$1.17
Weighted-average number of common shares outstanding:
Basic	62,816	63,875	63,064	63,875
Diluted	63,155	63,875	63,406	63,875

VISTA OUTDOOR INC.
CONDENSED CONSOLIDATED AND COMBINED BALANCE SHEETS
(preliminary and unaudited)

(Amounts in thousands except share data)	October 4, 2015	March 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$86,132	$263,951
Net receivables	403,729	361,694
Net inventories	503,224	375,621
Deferred income taxes	51,905	50,343
Other current assets	21,391	13,452
Total current assets	1,066,381	1,065,061
Net property, plant, and equipment	191,051	190,607
Goodwill	1,019,352	782,163
Net intangible assets	667,673	517,482
Deferred charges and other non-current assets	19,411	17,811
Total assets	$2,963,868	$2,573,124
LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$17,500	$17,500
Accounts payable	130,424	134,432
Accrued compensation	35,467	27,146
Accrued income taxes	3,452	9,569
Federal excise tax	26,041	23,194
Other current liabilities	121,155	96,071
Total current liabilities	334,039	307,912
Long-term debt	673,750	332,500
Non-current deferred income tax liabilities	191,539	193,382
Accrued pension and postemployment liabilities	59,444	59,345
Other non-current liabilities	39,693	31,221
Total liabilities	$1,298,465	$924,360
Commitments and contingencies (Notes 11 and 14)
Common stock—$.01 par value:
Authorized—500,000,000 shares
Issued and outstanding— 62,710,652 shares at October 4, 2015 and 63,878,499 shares at March 31, 2015	627	639
Additional paid-in-capital	1,746,433	1,742,125
Retained earnings	85,949	19,384
Accumulated other comprehensive loss	(112,038)	(110,303)
Common stock in treasury, at cost— 1,253,787 shares held at October 4, 2015 and 85,940 shares held at March 31, 2015	(55,568)	(3,081)
Total stockholders' equity	1,665,403	1,648,764
Total liabilities and stockholders' equity	$2,963,868	$2,573,124

VISTA OUTDOOR INC.
CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF CASH FLOWS
(preliminary and unaudited)

	Six months ended
(Amounts in thousands)	October 4, 2015	September 28, 2014
Operating Activities
Net income	$66,565	$74,790
Adjustments to net income to arrive at cash provided by (used for) operating activities:
Depreciation	18,784	15,548
Amortization of intangible assets	15,651	15,378
Amortization of deferred financing costs	1,156	1,398
Deferred income taxes	695	338
Loss on disposal of property	498	311
Stock-based compensation	6,137	—
Excess tax benefits from share-based plans	(206)	—
Changes in assets and liabilities:
Net receivables	(10,907)	(105,147)
Net inventories	(95,550)	(6,016)
Accounts payable	(8,220)	(42,655)
Accrued compensation	1,134	(10,504)
Accrued income taxes	(7,015)	5,906
Federal excise tax	2,856	(1,485)
Pension and other postretirement benefits	3,650	—
Other assets and liabilities	22,267	15,500
Cash provided by (used for) operating activities	17,495	(36,638)
Investing Activities:
Capital expenditures	(17,216)	(20,353)
Acquisition of business, net of cash acquired	(462,182)	—
Proceeds from the disposition of property, plant, and equipment	130	16
Cash used for investing activities	(479,268)	(20,337)
Financing Activities:
Borrowings on line of credit	360,000	—
Payments on line of credit	(360,000)	—
Proceeds from issuance of long-term debt	350,000	—
Net transfers from parent	—	58,113
Payments made on long-term debt to parent	—	(6,364)
Payments made on long-term debt	(8,750)	—
Payments made for debt issuance costs	(4,379)	—
Purchase of treasury shares	(53,009)	—
Proceeds from employee stock compensation plans	438	—
Excess tax benefits from share-based plans	206	—
Cash provided by financing activities	284,506	51,749
Effect of foreign exchange rate fluctuations on cash	(552)	(629)
Decrease in cash and cash equivalents	(177,819)	(5,855)
Cash and cash equivalents at beginning of period	263,951	40,004
Cash and cash equivalents at end of period	$86,132	$34,149